CINCINNATI  FINANCIAL  CORPORATION

Investor Contact:  Heather J. Wietzel

513-870-2768

CINF-IR@cinfin.com

Media Contact:  Joan O. Shevchik

513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Insurance to Begin Marketing Business Insurance Policies in Texas

Comments on A.M. Best rating and CinFin Capital status

Cincinnati, December 22, 2008 – Cincinnati Financial Corporation (Nasdaq: CINF) announced that on December 19, 2008, its lead property casualty insurance subsidiary, The Cincinnati Insurance Company, appointed Watkins Insurance Group, with locations in Austin and Marble Falls, Texas, as the first independent agency in that state to market its policies. Cincinnati Insurance executives initiated the relationship at the company’s headquarters, welcoming agency representatives Patrick Watkins, CIC, CRM, president, and Mike Mosley, CIC, vice president.

Kenneth W. Stecher, president and chief executive officer, said, “With a healthy premium-to-surplus ratio that is less than 0.9-to-1, our capacity and desire to grow remain very strong. Agents in our current and future states tell us they are eager to bring their commercial clients Cincinnati’s industry-leading claims service, broad coverages, highly competitive multi-year policies and solid financial strength. With our entry into Texas, Cincinnati Insurance will be actively marketing its policies in 35 states, expanding our opportunities and geographical footprint in the west where we opened New Mexico and Washington in 2007, Utah in 2000, Idaho in 1999 and Montana in 1998. After our Texas operation is underway, we will look next at appointing agencies in Colorado and Wyoming.”

Local Staff to Provide Service and Marketplace Advantages

J.F. Scherer, executive vice president, commented, “The company expects to appoint five more agencies in Austin, Dallas and Waco over the coming weeks and add at least 10 more in 2009, with our first Texas policies effective January 1, 2009. The interior areas of the state selected for activation have a population of approximately 7.7 million.

“As we build our relationships and grow with Texas agents over the coming years, we will increase our premium revenues while also further spreading our risk beyond the Midwest and Southeast states that have traditionally accounted for the bulk of our business. To provide Texas agents with local support, our experienced marketing representatives Sean Givler, CIC, and Shawn Murphy, CPCU, already have relocated to Austin and Dallas. As our business builds, we will supplement this local presence, adding another marketing representative to serve the Dallas/Fort Worth market and field associates to provide claims, loss control, premium audit and other services in the region.

“Over the next two years, we would expect to appoint a total of 30 agencies in Texas. In recent years, agencies newly appointed by Cincinnati have averaged total property casualty premium volume in the $25 million to $30 million range. Cincinnati typically works to earn a share of that business of approximately 5 percent within the first five years and 10 percent in the first 10 years of a new relationship,” Scherer stated.

A.M. Best’s A+ (Superior) Rating with Stable Outlook to Differentiate Cincinnati

Stecher added, “Today, A.M. Best Co. acknowledged the effect of economic and market disruptions on the value of investments in our portfolio and the associated reduction in future dividend income. They have lowered our property casualty group’s insurer financial strength rating to A+ (Superior) from A++ (Superior). Our life insurance rating now is A (Excellent) and our excess and surplus lines rating is affirmed at A (Excellent).

“In conjunction with the rating changes, A.M. Best improved its outlook on all of the ratings to Stable. Best noted our continued exposure to the vagaries of the capital markets but observed that the stable outlook on all ratings for Cincinnati reflected our enhanced risk management processes, sound liquidity, superior risk-adjusted capitalization for our operating entities and successful business profile within our targeted regional markets.”

Stecher added, “Our property casualty group’s rating compares favorably with those of many of our peers – only approximately 11 percent of U.S. property casualty insurer groups qualify for Superior ratings (A++ or A+). In fact, we’re honored to be among the fewer than 35 insurer groups that have held ratings in the Superior category for 50 or more consecutive years.

“Agents understand the importance, especially in times like these, of choosing an insurer that backs its policies with healthy financial resources. Our property casualty operations are capitalized at levels higher than those historically associated with a company rated A++ by A.M. Best. We continue to emphasize capital preservation and liquidity, and we have developed new investment guidelines that focus on diversification and reduce concentrations.

“Since mid-summer, we have been rebalancing our investment portfolio to reflect newly adopted investment parameters in an effort to reduce volatility going forward. Through mid-December, we’ve reduced our financial sector holdings to less than 19 percent of our equity portfolio, near the Standard & Poor’s 500 weighting and down from 56.2 percent at year-end 2007. Among other changes, we have reduced our Fifth Third Bancorp holding to approximately 14.5 million shares from 72.8 million a little over a year ago. The ratio of our property casualty subsidiaries’ common stock holdings to statutory surplus now is near 50 percent.

Stecher noted, “As a result, despite economic and market disruptions that have led to unprecedented declines in market values, our equity portfolio has outperformed broader indices since September 30, 2008. As of November 30, we estimate our statutory risk-based capital ratio was in the range of 775 percent to 800 percent, comparing favorably with 810 percent at year-end 2007. As of December 15, we had approximately $9.5 billion in cash and invested assets, including $2.8 billion of common stock holdings, compared with $10.5 billion, including $3.9 billion of common stock holdings, at September 30, 2008.”

Stecher added, “Additionally, our parent company, Cincinnati Financial, has a low level of debt compared with our total capital and more than $1 billion of assets that add flexibility to the insurance subsidiaries. Our $795 million of long-term debt isn’t due until 2028 and 2032 and we have only $49 million in short-term borrowings on a $75 million line of credit. In addition, we currently have approximately $700 million in cash and a second, untapped line of credit with availability of $150 million.”

CinFin Capital Management Company to Cease Operations as Focus Sharpens on Insurance

Stecher continued, “Our asset management services subsidiary, CinFin Capital Management Company, advised clients early this month that it would close on February 28, 2009. During the recent downturn, this business performed satisfactorily relative to the appropriate benchmarks, and it was profitable over its 10 years in operation. We determined that sufficient future growth through agency referrals or other routes would have required a substantial increase in resources even as we are ramping up insurance initiatives. Many of our agencies did not see referrals for its services within the scope of their offerings to their clients.”

Consistency Drives Marketplace and Dividend Performance

Stecher concluded, “We remain comfortable with the expectations for 2008 financial performance we discussed in our third-quarter earnings release on October 29. We expect that economic conditions and insurance price competition will continue to pressure industry results, and our results, in 2009. As we have always done, we will manage with an eye toward long-term growth, building relationships with agents and policyholders who look to us for quality, service and stability. We have the capital strength and confidence to invest in increasing our advantages in the insurance marketplace. Our reserving practices have historically produced redundancies, with claims liabilities covered by a highly-rated, diversified bond portfolio.

“Our organization operates strategically – creating value for our agents, policyholders and shareholders – by focusing most directly on our insurance operations. Our insurance initiatives include heightened activity in new states, our selective appointment of new agency representation, our new excess and surplus lines company and our technology initiatives that increase efficiency. We succeed by helping independent insurance agencies do an exceptional job of serving the people and businesses in their local communities.

“That’s the bright line test for all of our business decisions, and it’s a test that keeps us focused and moving in the right direction to create value over time. Going forward, we’ll continue that steady approach, reaffirming that we have the resources and commitment to consistently differentiate ourselves to agents and policyholders, consistently achieve growth and consistently pay shareholder dividends.”

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through our three standard market companies, The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Specialty Underwriters Insurance Company provides excess and surplus lines property and casualty insurance. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CSU Producer Resources Inc., is our excess and surplus lines brokerage, serving the same local independent agencies that offer our standard market policies. CFC Investment Company offers commercial leasing and financial services. For additional information about the company, please visit www.cinfin.com.

Mailing Address:

Street Address:

P.O. Box 145496

6200 South Gilmore Road

Cincinnati, Ohio 45250-5496

Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2007 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 21. Although we often review and update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

•

Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•

Events, such as the credit crisis triggered by subprime mortgage lending practices, that lead to:

o

Significant decline in the value of a particular security or group of securities, such as our financial sector holdings, and impairment of the asset(s)

o

Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

o

Significant rise in losses from surety and director and officer policies written for financial institutions

•

Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

•

Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

o

Multi-notch downgrades of the company’s financial strength ratings

o

Concerns that doing business with the company is too difficult or

o

Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

•

Further decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular further declines in the market value of financial sector stocks

•

Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments

•

Inaccurate estimates or assumptions used for critical accounting estimates

•

Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•

Changing consumer buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•

Increased frequency and/or severity of claims

•

Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

•

Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

•

Increased competition that could result in a significant reduction in the company’s premium growth rate

•

Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

•

Personal lines pricing and loss trends that lead management to conclude that this segment could not attain sustainable profitability, which could prevent the capitalization of policy acquisition costs

•

Actions of insurance departments, state attorneys general or other regulatory agencies that:

o

Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

o

Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

o

Increase our expenses

o

Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

o

Limit our ability to set fair, adequate and reasonable rates

o

Place us at a disadvantage in the marketplace

o

Restrict our ability to execute our business model, including the way we compensate agents

•

Adverse outcomes from litigation or administrative proceedings

•

Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•

Events, such as an epidemic, natural catastrophe, terrorism or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

Financial strength ratings are effective as of the date of this release, are under continuous review and are subject to change and/or affirmation. For the latest ratings, access Financial Strength Ratings at www.cinfin.com.

* * *